                                                                   Exhibit 99

[LOGO] FLORIDA          --------------------------------------------------------
       PROGRESS         INVESTOR News
       CORPORATION

       Analyst Contact:
       Greg Beuris (727) 820-5734

FLORIDA PROGRESS REPORTS 1ST QUARTER RESULTS

ST. PETERSBURG, FLORIDA, APRIL 27, 2000 - Florida Progress Corporation (NYSE:FPC) reported first-quarter 2000 earnings of $76.5 million, or $.78 per share, compared with 1999 first-quarter earnings of $67.6 million, or $.69 per share.

A RECONCILIATION OF FLORIDA PROGRESS'S 2000 FIRST-QUARTER EARNINGS PER SHARE IS AS FOLLOWS:


     1999 FLORIDA PROGRESS 1ST QTR EPS                                    $  .69
        FLORIDA POWER
           Sales of electricity & other revenues                  0.12
           Operations & maintenance                              (0.02)
           Depreciation & amortization                           (0.03)
           Interest expense & AFUDC                              (0.04)
           1999 gain on sale of property                         (0.03)
                                                                 -----
                                                                             --
        ELECTRIC FUELS                                                      0.12
        CORPORATE & OTHER                                                  (0.03)
                                                                          ------
     2000 FLORIDA PROGRESS 1ST QTR EPS                                    $  .78
                                                                          ======

FLORIDA POWER CORPORATION
Florida Power, the largest subsidiary of Florida Progress, reported $.64 per share, for the first quarter of 2000 equaling last year's first quarter results. Excluding a $.03 per share one-time gain on the sale of property in the first quarter of 1999, Florida Power's earnings per share were up nearly 5 percent.

Florida Power's total kilowatt-hour sales increased 9 percent during the first quarter of 2000, compared with 1999. The improvement was primarily due to strong customer growth, a return to more normal temperatures and higher wholesale sales.

Retail sales were up 6 percent as Florida Power provided electric service to approximately 30,000 new customers during the first quarter of 2000 compared with last year. Weather, a key factor influencing usage among residential customers, favorably influenced sales for the quarter. Usage among residential customers was nearly 9 percent higher during the quarter when compared with last year.

Wholesale sales increased nearly 30 percent over 1999. Most of the increase is attributable to higher sales to Seminole Electric Cooperative, Florida Power's largest wholesale customer.

Operations and maintenance expense was up $2.9 million during the quarter. The increase is due primarily to higher costs associated with the utility's generation fleet, including scheduled maintenance on certain peaking units and costs associated with the utility's new 530-megawatt generation plant, which was placed into service in April 1999.




                                   -- more --

Page 2
Florida Progress Corporation
Investor News - First Quarter Earnings




The new plant also resulted in higher plant-in-service balances, which increased depreciation expense during the first quarter of 2000 compared with 1999.

Allowance for funds used during construction (AFUDC) was $4.2 million less than last year as a result of lower construction work-in-progress (CWIP) balances in 2000. The lower CWIP balances were due to the new 530-megawatt generation plant placed into service as discussed above.

ELECTRIC FUELS CORPORATION

Electric Fuels earned $.21 per share, in the first quarter, compared with $.09 per share, last year. All three Electric Fuels' business units experienced improved operating results, however most of the $.12 per share improvement was attributable to the Energy & Related Services group.

Earnings at the Energy and Related Services group were up $12.1 million, of which $8 million was due to the timing of the recognition of alternative fuel tax credits. The remaining amount of the increase was due primarily to higher synfuel sales during the quarter compared with last year when the company was in the early phases of producing and marketing the new product.

In April, Carolina Power & Light purchased an ownership interest in 90 percent of one synthetic fuel plant located at the Powell Mountain mine site in Virginia and is negotiating to purchase a 90 percent ownership in a second plant in the near future. This investment will enable both companies to maximize the cash benefit of operating these plants in 2000.

Earnings from the Inland Marine Transportation group were up $.6 million when compared to last year. Improved operating conditions during 2000 were partially offset by higher diesel fuel costs.

Results in the Rail Services group improved $.5 million when compared to 1999. The improvement reflects higher demand for rail and track work, partially offset by reduced orders for railcar repair work. The company's recycling division showed some improvement over last year's results as scrap steel prices continued to improve.

CORPORATE & OTHER

Corporate and other expenses were higher during the first quarter of 2000 compared with 1999 due primarily to the write-down of a minority interest in a cogeneration facility, which reduced earnings by $.02 a share.

Florida Progress (NYSE:FPC) is a Fortune 500 diversified utility holding company with assets of $6.5 billion. Its principal subsidiary is Florida Power, one of the nation's leading electric utilities committed to serving its 1.4 million customers in Florida with competitively priced energy, excellent reliability, and outstanding customer service. Diversified operations include energy operations, marine operations and rail services.


                                      ###

FLORIDA PROGRESS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME                                       PAGE 3


(UNAUDITED)                                                                (In millions, except per share amounts)

                                                                    Three Months Ended               Twelve Months Ended
                                                                         March 31                          March 31
                                                                ---------------------------     -------------------------------
                                                                    2000           1999              2000            1999
                                                                -------------  ------------     --------------  ---------------
REVENUES:
    Electric utility                                            $      621.9   $     570.7      $     2,683.8   $      2,653.7
    Diversified                                                        328.2         249.7            1,291.0            999.5
------------------------------------------------------------------------------------------------------------------------------
                                                                       950.1         820.4            3,974.8          3,653.2
------------------------------------------------------------------------------------------------------------------------------
EXPENSES:
    Electric utility:
       Fuel                                                            134.0         113.7              616.3            600.2
       Purchased power                                                 103.1          90.3              426.9            425.1
       Energy conservation costs                                        14.1          17.1               78.2             80.1
       Operation and maintenance                                       100.0          97.1              469.3            466.3
       Depreciation and amortization                                    85.7          80.8              352.4            346.9
       Taxes other than income taxes                                    53.1          51.9              204.3            206.0
------------------------------------------------------------------------------------------------------------------------------
                                                                       490.0         450.9            2,147.4          2,124.6
------------------------------------------------------------------------------------------------------------------------------
    Diversified:
       Cost of sales                                                   304.2         225.1            1,151.4            858.5
       Loss related to life insurance subsidiary                           -             -               11.8                -
       Other                                                            20.8          14.6               84.0             58.2
------------------------------------------------------------------------------------------------------------------------------
                                                                       325.0         239.7            1,247.2            916.7
------------------------------------------------------------------------------------------------------------------------------
INCOME FROM OPERATIONS                                                 135.1         129.8              580.2            611.9
------------------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE AND OTHER:
    Interest expense                                                    45.2          45.0              173.8            184.8
    Allowance for funds used during construction                         (.9)         (5.1)              (3.0)           (18.1)
    Distributions on company obligated mandatorily
       redeemable preferred securities                                   5.3             -               20.5                -
    Other expense (income), net                                          (.4)         (4.3)              (9.4)            (4.5)
------------------------------------------------------------------------------------------------------------------------------
                                                                        49.2          35.6              181.9            162.2
------------------------------------------------------------------------------------------------------------------------------

INCOME FROM OPERATIONS BEFORE INCOME TAXES                              85.9          94.2              398.3            449.7
    Income taxes                                                         9.4          26.6               74.6            150.9
------------------------------------------------------------------------------------------------------------------------------
NET INCOME                                                      $       76.5   $      67.6      $       323.7   $        298.8
==============================================================================================================================


AVERAGE SHARES OF COMMON STOCK OUTSTANDING                              98.5          97.5               98.3             97.2
==============================================================================================================================

EARNINGS PER AVERAGE COMMON SHARE
    (Basic and Diluted):                                        $        .78   $       .69      $        3.29   $         3.08
==============================================================================================================================

Regarding these financial statements:

These are interim statements. Reference should be made to Florida Progress Corporation's 1999 Annual Report to shareholders.

This report does not constitute an offer to sell or the solicitation of an offer to buy any securities.

                         FLORIDA PROGRESS CORPORATION
                  SELECTED FINANCIAL INFORMATION (UNAUDITED)            Page 4


                                  Three Months Ended                                                Twelve Months Ended
                                       March 31        Percent                                            March 31          Percent
                                   2000      1999      Change                                        2000         1999      Change
                                  -----     -----      ------                                       ------       ------     -------
Earnings (Loss) Per Share:
 Florida Power Corporation         $.64     $ .64          -                                        $ 2.70       $ 2.73       (1.1)
                                  -----     -----                                                   ------        -----
 Electric Fuels Corporation         .21       .09      133.3                                           .76          .44       72.7
 Corporate and other               (.07)     (.04)     (75.0)                                         (.17)        (.09)     (88.9)
                                  -----     -----                                                   ------       ------
 Diversified continuing             .14       .05      180.0                                           .59          .35       68.6
                                  -----     -----                                                   ------       ------
  Total                            $.78     $ .69       13.0                                        $ 3.29       $ 3.08        6.8
                                  =====     =====                                                   ======       ======

Average shares outstanding
 (millions)                        98.5      97.5        1.0                                          98.3         97.2        1.1

Dividends per share               $.555     $.545        1.8                                         $2.19        $2.15        1.9

Book value per share:
 Florida Power Corporation                                                                          $19.24       $18.73        2.7
 Consolidated                                                                                       $20.66       $19.39        6.5

                                                                                             March 31                March 31
                                       March 31                                                  2000                    1999
                                   2000      1999                                        Amount     Percent     Amount      Percent
                                   ----     -----                                     ---------------------------------------------
Equity investments (percent):                        Capitalization (in millions):
 Florida Power Corporation           82        87       Common stock                  $ 2,037.0       41.4    $ 1,897.3       40.9
 Electric Fuels Corporation          14        11       Preferred stock                    33.5         .7         33.5         .7
 Other subsidiaries                   4         2       Preferred securities *            300.0        6.1            -          -
                                  -----       ---       Long-term debt                  2,170.7       44.1      2,300.4       49.6
   Total                            100       100        Short-term debt                  381.5        7.7        405.3        8.8
                                  =====       ===
                                                                                      --------------------------------------------
                                                                        Total         $ 4,922.7      100.0    $ 4,636.5      100.0
                                                                                      ============================================


*  Quarterly income preferred securities

                           FLORIDA POWER CORPORATION
                     SELECTED STATISTICAL DATA (UNAUDITED)              PAGE 5
                   (In millions, except billing degree days)


                                           Three Months Ended                             Twelve Months Ended
                                                March 31              Percent                   March 31                Percent
                                           2000          1999         Change              2000           1999            Change
                                           ----          ----         ------              ----           ----            ------

Revenues:
    Residential                          $  319.2      $  298.7         6.9             $ 1,415.4      $ 1,414.6            .1
    Commercial                              135.9         131.4         3.4                 622.1          616.6            .9
    Industrial                               51.0          49.3         3.4                 209.3          215.9          (3.1)
    Other retail sales                       32.2          31.1         3.5                 142.8          143.4           (.4)
                                         --------      --------                         ---------      ---------
                                            538.3         510.5         5.4               2,389.6        2,390.5             -
    Wholesale sales                          59.9          48.8        22.7                 239.2          217.7           9.9
                                         --------      --------                         ---------      ---------
                                            598.2         559.3         7.0               2,628.8        2,608.2            .8
    Other electric revenues (1)              27.1          23.6        14.8                  63.0           69.2          (9.0)
    Deferred fuel (2)                        (3.4)        (12.2)       n/m*                  (8.0)         (23.7)         n/m*
                                         --------      --------                         ---------      ---------
        Total                            $  621.9      $  570.7         9.0             $ 2,683.8      $ 2,653.7           1.1
                                         ========      ========                         =========      =========


Kilowatt-hour sales billed:
    Residential                           3,734.4       3,418.8         9.2              16,560.4       16,389.3           1.0
    Commercial                            2,272.6       2,178.2         4.3              10,421.2       10,146.6           2.7
    Industrial                            1,065.1       1,027.6         3.6               4,371.2        4,420.1          (1.1)
    Other retail sales                      579.2         559.8         3.5               2,555.1        2,515.5           1.6
                                         --------      --------                         ---------      ---------
                                          7,651.3       7,184.4         6.5              33,907.9       33,471.5           1.3
    Wholesale sales                       1,284.3       1,007.6        27.5               5,133.0        4,216.9          21.7
                                         --------      --------                         ---------      ---------
        Total electric sales              8,935.6       8,192.0         9.1              39,040.9       37,688.4           3.6
                                         ========      ========                         =========      =========


System Requirements (KWH)                   8,871         8,024        10.6                40,007         37,943           5.4

KWH Sales (Billed & Unbilled):
    Retail                                  7,658         7,209         6.2                34,009         33,562           1.3
    Wholesale                               1,254           968        29.5                 5,275          4,140          27.4
                                         --------      --------                         ---------      ---------
                                            8,912         8,177         9.0                39,284         37,702           4.2
                                         ========      ========                         =========      =========

Billing Degree Days:
    Cooling                                     -             -           -                 3,446          4,134         (16.6)
    Heating                                   384           329        16.7                   497            424          17.2

Normal Average Billing Degree Days:
    Cooling                                    10             6        66.7                 3,695          3,699           (.1)
    Heating                                   392           400        (2.0)                  543            556          (2.3)


Note:

(1) In the 4th quarter of 1999 and 1998, the FPSC approved the establishment of a regulatory liability for the purpose of deferring nonfuel revenues. The 1999 and 1998 deferrals were $44.4 million and $10.1 million, respectively. In the 2nd quarter of 1999, Florida Power recognized the 1998 $10 million deferral in Other electric revenues and applied it to the amortization of the Tiger Bay regulatory asset, which resulted in no impact to 1999 earnings. Other electric revenues also includes unbilled revenues.

(2) Revenues include amounts resulting from fuel, purchased power, and energy conservation clauses, which are designed to permit full recovery of these costs.

*     not meaningful